                                                                    Exhibit 99.1


AT AUTOBYTEL INC.:
Geri Weinfeld, Director, Investor Relations
Geriw@autobytel.com
949/225-4553

Melanie Webber, Vice President, Corporate Communications
Melaniew@autobytel.com
949/862-3023

   AUTOBYTEL INC. DELIVERS SECOND CONSECUTIVE QUARTER OF EBITDA PROFITABILITY


IRVINE, CA - APRIL 25, 2002 - Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, today announced first quarter 2002 financial results.

Highlights include:

         -        Pro Forma EBITDA of $0.02 per Share

         -        Cash Balance of $27.3 Million

         -        Autobytel Europe Restructuring Completed

         -        Full Year 2002 EBITDA Guidance of $0.07-$0.09 per Share

         -        Expects to Achieve Net Income Profitability in Fourth Quarter


"We are pleased that Autobytel delivered its second consecutive quarter of EBITDA profitability on a pro forma basis," said Jeffrey Schwartz, President and CEO of Autobytel Inc. "The benefits of market leadership and our focus on operational efficiency are starting to take hold. In the first quarter, we delivered growth in both revenue and pro forma EBITDA, reported strong dealer coverage with 8,900 relationships, successfully launched a new dealer product, and sent more than one million qualified car buyers to our dealers. By all counts, we view this quarter as a success and are entering the second quarter with momentum."

Revenue for the first quarter ended March 31, 2002 totaled $20.7 million, compared to revenue of $16.7 million for the first quarter ended March 31, 2001, and revenue of $20.5 million in the fourth quarter ended December 31, 2001, all on an as reported basis.

Pro forma earnings before interest, taxes, depreciation, amortization and one-time charges (EBITDA) for the first quarter of 2002 were $0.6 million or $0.02 per share. This compares to pro forma EBITDA of $(3.5) million or $(0.17) per share for the first quarter ended March 31, 2001 and pro forma EBITDA of $0.2 million or $0.01 per share for the fourth quarter ended December 31, 2001.

The Company reported a net loss for the first quarter ended March 31, 2002 of $18.5 million or $(0.59) per share, including a one-time charge of $19.2 million related to the restructuring of Autobytel Europe (ABTE). This compares to a net loss for the first quarter ended March 31, 2001 of $4.1 million or $(0.20) per share, and a net loss for the fourth quarter ended December 31, 2001 of $0.9 million or $(0.03) per share.

As of March 31, 2002, cash, cash equivalents and restricted cash were $27.3 million, a decrease of $5.7 million from the domestic cash balance at December 31, 2001. The Company no longer consolidates the financial results of ABTE and therefore does not show international cash on its balance sheet as of March 31, 2002.

Autobytel Europe (ABTE) completed its restructuring in the first quarter. As part of the restructuring of ABTE, the Company reduced its ownership in ABTE to 49%. In connection with the restructuring of ABTE, a charge of $19.2 million was recorded in the first quarter of 2002 to write-off part of the investment in ABTE. The Company's original cash investment in ABTE was $5 million.


BUSINESS OUTLOOK

"By focusing rigorously on our core business of providing marketing services to automotive manufacturers and dealers, we have set the stage to achieve net income profitability in the fourth quarter of this year," said Schwartz. "In addition, we are comfortable with the high end of our guidance for both revenue and EBITDA for the full year."

The Company expects revenue for the second quarter of 2002 to be approximately $21 million and EBITDA per share to be approximately $0.02. The Company reiterated its guidance for the full year 2002, expecting revenue to be between $85 and $90 million and EBITDA per share to be between $0.07 and $0.09. The Company attributes the guidance to the following factors:

         - Improved pricing dynamics due to its market leadership position

         - Development and implementation of marketing technology that should yield margin improvements

         - Successful development and launch of new automotive marketing products

         - Ongoing operational efficiencies and business model optimization programs

         - Deepening of automotive manufacturer and major dealer group relationships

HIGHLIGHTS FOR THE FIRST QUARTER

The Company continues to recognize revenues in four business categories: Program Fees, Enterprise Sales, Advertising, and Other Products and Services.

REVENUES: Autobytel reported first quarter revenues of $20.7 million, of which, $15.4 million was related to Program Fees, $2.0 million was related to Enterprise Sales, $1.8 million was related to Advertising and $1.5 million was related to Other Products and Services.

PRO FORMA OPERATING EXPENSES: Total pro forma operating expenses in the first quarter of 2002 were $20.1 million. Sales and marketing expenses totaled $12.2 million. These expenses include online marketing programs and dealer sales costs. Product development and technology costs totaled $4.9 million. General and administrative costs totaled $3.0 million.

UNIQUE VISITOR COUNT: Autobytel's four web site properties, Autobytel.com, Autoweb.com, Carsmart.com and AutoSite.com, received over 3.3 million unique visitors in March of 2002 according to Nielsen Net Ratings, positioning the Company as the number one online car-buying network.

DEALER COUNT: The Company reported approximately 8,900 dealer relationships, 6,200 of which are program dealer relationships. The remaining 2,700 were accounted for under the Company's enterprise sales initiatives.

PURCHASE REQUESTS: The Company delivered over 1 million purchase requests to its dealers during the first quarter of 2002. The Company expects that the development and launch of yield marketing technology should optimize receipt and delivery of purchase requests and enhance revenues and margins.

HEADCOUNT: As of March 31, 2002, the Company had 261 employees down from 264 in the fourth quarter of 2001.

USED CAR PROGRAM: The Company continues to focus on its used car program, unique in the industry for its real-time inventory and dealer-backed certified vehicles. Monthly vehicle searches increased 30% from 3.9 million in January to over 5 million in March. The program had over 130,000 vehicle listings at the end of the first quarter.

"We are pleased with the growth we have seen in the program in the first quarter as both the number of vehicle searches and the number of qualified car buyers increased substantially. Clearly, the market for online used vehicles is expanding and we will continue to develop our used car program to meet this demand, sensibly, efficiently and without sacrificing the quality that both customers and dealers have come to expect from us."

NEW PRODUCT LAUNCH: The Company launched RPM (Retention-Performance-Marketing), the next generation dealership service reminder program. RPM is a customer relationship management (CRM) program that makes it more affordable for automotive manufacturers and dealers to retain their car-buying and service customers. "It's clear from initial sign-ups that dealerships and manufacturers want more integrated marketing services," commented Schwartz. "They want a single, best-in-class vendor for all profit centers across the e-mail, web, print and telephony fulfillment channels."


PRO FORMA RESULTS

The pro forma operating results for the first quarter of 2002 exclude the following items on the Company's statements of operations:

         - International restructuring and related charges

         - Depreciation, amortization and stock-based compensation

A reconciliation of GAAP (Generally Accepted Accounting Principles) to pro forma is included in the attached financial statements.

CONFERENCE CALL

In conjunction with Autobytel Inc.'s first quarter 2002 earnings release, there will be a conference call broadcast live over the Internet today, April 25, 2002, at 4:30 PM EDT. Links to the web cast conference call follow:

http://www.irconnect.com/abtl/pages/conference.mhtml

The Webcast will be archived within 24 hours of the end of the call until the next quarter earnings announcement. To listen to the archived Webcast go to:

http://www.autobytel.com/info/investor.


ABOUT AUTOBYTEL INC.

Autobytel Inc. (Nasdaq: ABTL), a leading Internet automotive marketing services company, helps retailers sell cars and manufacturers build brands through marketing and CRM (customer relationship management) programs. Autobytel Inc. owns and operates the popular websites Autobytel.com, Autoweb.com, Carsmart.com and Autosite.com, as well as AIC (Automotive Information Center), a leading provider of automotive marketing data and technology. Autobytel Inc. generated an estimated four percent of all domestic new vehicle sales - $17 billion in car sales in 2001 - for dealers through its websites. With approximately 8,900 dealer relationships and 30 international automotive manufacturer customers, Autobytel Inc. is the largest syndicated car-buying content network, reaching millions of unique visitors as they are making their vehicle buying decisions. Autobytel Inc. content and technology has potential exposure to over 90 percent of total web traffic.(1)


(1) Jupiter Media Metrix October 2001 Digital Media Audience Report (Autobytel Inc. sites is the unduplicated audience of the Autobytel and Autoweb properties and Carsmart.com. The car-buying and ownership category as defined by Autobytel. Autobytel Inc. provides content to Yahoo! Inc., AOL websites, MSN.com and Lycos.com. The unduplicated audience of these four sites accounts for over 90 percent of total traffic.)

The statements contained in this press release that are not historical facts are forward-looking statements under the federal securities laws. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed in, or implied by, such forward-looking statements. Autobytel undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements are changes in general economic conditions, the economic impact of recent or future terrorist attacks, increased dealer attrition, increased pressure on program fees, increased or unexpected competition, that actual costs and expenses exceed the charges taken by the company, the company's failure to realize anticipated synergies related to the merger with Autoweb and difficulties associated with successfully integrating the parties' businesses and technologies, changes in laws and regulations and other matters disclosed in Autobytel's filings with the Securities and Exchange Commission. Investors are strongly encouraged to review our annual report on Form 10-K for the year ended December 31, 2001, and other filings with the Securities and Exchange Commission for a discussion of risks and uncertainties that could affect operating results and the market price of our stock.

                             AUTOBYTEL INC.
                      CONSOLIDATED BALANCE SHEETS
        (Amounts in thousands, except share and per share data)


                                                                             March 31,       December 31,
                                                                               2002              2001
                                                                            ---------         ---------
                                                                           (unaudited)
                          ASSETS
Current assets:
     Domestic cash and cash equivalents                                     $  24,315         $  30,006
     International cash and cash equivalents                                       --            28,784
     Restricted cash                                                            3,017             3,047
     Accounts receivable, net of allowance for doubtful accounts
       of $5,161 and $7,109, respectively                                       8,850             8,519
     Prepaid expenses and other current assets                                  3,295             4,419
                                                                            ---------         ---------
       Total current assets                                                    39,477            74,775
Property and equipment, net                                                     2,901             2,889
Capitalized software, net                                                       4,732             4,319
Investment in unconsolidated subsidiary                                         4,779                --
Goodwill, net                                                                   8,644             8,644
Other assets                                                                      154               154
                                                                            ---------         ---------
       Total assets                                                         $  60,687         $  90,781
                                                                            =========         =========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                                       $   6,531         $   9,108
     Accrued expenses                                                           4,638             9,005
     Deferred revenues                                                          4,634             4,708
     Customer deposits                                                             82                92
     Other current liabilities                                                    301               300
                                                                            ---------         ---------
       Total current liabilities                                               16,186            23,213
                                                                            ---------         ---------
       Total liabilities                                                       16,186            23,213
                                                                            ---------         ---------

Minority interest                                                                  --             7,173

Commitments and contingencies

Stockholders' equity:
     Preferred stock, $0.001 par value; 11,445,187 shares authorized               --                --
     Common stock, $0.001 par value; 200,000,000 shares
       authorized; 31,137,099 and 30,969,377 shares issued and
       outstanding, respectively                                                   31                31
     Additional paid-in capital                                               203,460           203,280
     Accumulated other comprehensive loss                                         (45)           (2,438)
     Accumulated deficit                                                     (158,945)         (140,478)
                                                                            ---------         ---------
       Total stockholders' equity                                              44,501            60,395
                                                                            ---------         ---------
       Total liabilities and stockholders' equity                           $  60,687         $  90,781
                                                                            =========         =========


NOTE:
     Balances as of March 31, 2002 exclude Autobytel.Europe.

                                 AUTOBYTEL INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       For the Three Months Ended March 31

             (Amounts in thousands, except share and per share data)

                                   (unaudited)

                                                                        First Quarter 2002 (a)
                                                         -----------------------------------------------------
                                                               As            Pro Forma
                                                            Reported        Adjustments          Pro Forma
                                                         ---------------   ---------------     ---------------

 Revenues
      Program fees                                        $     15,412      $         --        $     15,412
      Advertising                                                1,757                --               1,757
      Enterprise sales                                           1,984                --               1,984
      Other products and services                                1,580                --               1,580
                                                          ------------      ------------        ------------
          Total revenues                                        20,733                --              20,733
                                                          ------------      ------------        ------------

 Operating expenses:
      Sales and marketing                                       12,260               (31) (b)         12,229
      Product and technology development                         5,753              (834) (b)          4,919
      General and administrative                                 3,057               (56) (b)          3,001
      International restructuring and related charges           19,183           (19,183) (c)             --
      Domestic restructuring and other charges                      --                     --             --
                                                          ------------      ------------        ------------
           Total operating expenses                             40,253           (20,104)             20,149
                                                          ------------      ------------        ------------

      Loss from operations, as reported                        (19,520)
      Pro forma EBITDA (e)                                                        20,104                 584

 Interest income, net                                              391                --                 391
 Foreign currency exchange gain (loss)                               1                --                   1
 Equity loss in unconsolidated subsidiary                         (200)               --                (200)
                                                          ------------      ------------        ------------
      Income (loss) before minority interest
        and income taxes                                       (19,328)           20,104                 776
 Minority interest                                                 866 (f)            --                 866
                                                          ------------      ------------        ------------
      Income (loss) before income taxes                        (18,462)           20,104               1,642
 Provision for income taxes                                          5                --                   5
                                                          ------------      ------------        ------------
      Net income (loss)                                   $    (18,467)     $     20,104        $      1,637
                                                          ============      ============        ============


Loss from operations/EBITDA per share
      Basic                                               $      (0.63)                         $       0.02
      Diluted                                             $      (0.63)                         $       0.02

Net loss per share
      Basic                                               $      (0.59)                         $       0.05
      Diluted                                             $      (0.59)                         $       0.05

Shares used in computing loss per share
      Basic                                                 31,069,171                            31,069,171
      Diluted                                               31,069,171                            35,757,115

                                                                         First Quarter 2001
                                                           ----------------------------------------------------
                                                                 As            Pro Forma
                                                              Reported        Adjustments            Pro Forma
                                                           ---------------   --------------        ------------

 Revenues
      Program fees                                          $     12,834      $         --        $     12,834
      Advertising                                                    193                --                 193
      Enterprise sales                                             1,400                --               1,400
      Other products and services                                  2,226                --               2,226
                                                            ------------      ------------        ------------
          Total revenues                                          16,653                --              16,653
                                                            ------------      ------------        ------------

 Operating expenses:
      Sales and marketing                                         13,346               (67) (b)         13,279
      Product and technology development                           3,988              (202) (b)          3,786
      General and administrative                                   3,604              (519) (b)          3,085
      International restructuring and related charges                 --                     --             --
      Domestic restructuring and other charges                       992              (992) (d)             --
                                                            -------------     ------------        ------------
           Total operating expenses                               21,930            (1,780)             20,150
                                                            ------------      ------------        ------------

      Loss from operations, as reported                           (5,277)
      Pro forma EBITDA (e)                                                           1,780              (3,497)

 Interest income, net                                              1,150                --               1,150
 Foreign currency exchange gain (loss)                               717                --                 717
 Equity loss in unconsolidated subsidiary                           (500)               --                (500)
                                                            ------------      ------------        ------------
      Income (loss) before minority interest
        and income taxes                                          (3,910)            1,780              (2,130)
 Minority interest                                                  (128)               --                (128)
                                                            ------------      ------------        ------------
      Income (loss) before income taxes                           (4,038)            1,780              (2,258)
 Provision for income taxes                                           38                --                  38
                                                            ------------      ------------        ------------
      Net income (loss)                                     $     (4,076)     $      1,780        $     (2,296)
                                                            ============      ============        ============


Loss from operations/EBITDA per share
      Basic                                                 $      (0.26)                         $      (0.17)
      Diluted                                               $      (0.26)                         $      (0.17)

Net loss per share
      Basic                                                 $      (0.20)                         $      (0.11)
      Diluted                                               $      (0.20)                         $      (0.11)

Shares used in computing loss per share
      Basic                                                   20,354,430                            20,354,430
      Diluted                                                 20,354,430                            20,354,430

NOTES:

(a) Results in the first quarter of 2002 include Autoweb which was acquired on August 14, 2001.

(b) Adjustments for depreciation, amortization and stock compensation expenses of $921 and $788 in the first quarter of 2002 and 2001, respectively.

(c) Charges related to the change in Autobytel.Europe's capital structure of $15,183 and termination of contractual arrangements of $4,000.

(d)  Adjustment for restructuring of our automotive operations group.

(e) Pro forma EBITDA equals loss from operations excluding the adjustments described in notes (b), (c) and (d). (f) Represents portion of $4,000 charge allocable to other Autobytel.Europe shareholders recognized as a benefit by us. The $4,000 charge is described in note (c).